Exhibit 99.1

CONVERTED ORGANICS INC. ANNOUNCES TEMPORARY INABILITY TO HONOR VOLUNTARY EXERCISES OF CLASS
A AND B PUBLIC WARRANTS

BOSTON, April 30, 2008 — Converted Organics Inc. (NASDAQ: COIN) announced today that it is temporarily unable to honor exercises of its Class A warrants (NASDAQ: COINW) and Class B warrants (NASDAQ: COINZ), effective immediately. The Company’s inability to honor those exercises has arisen because the information included in the registration statement that allows for the exercise of those warrants is no longer current. The Company is preparing a post-effective amendment to that registration statement to update the registration statement. Once that post-effective amendment is filed with the Securities and Exchange Commission (SEC) and is declared effective, the Company will be in a position to resume honoring the exercise of the Class A and Class B warrants.

“We will work diligently to prepare and file the post-effective amendment and to have the post-effective amendment declared effective as soon as practicable so that warrant-holders will again be able to exercise their Class A and Class B warrants,” said Edward J. Gildea, President of Converted Organics Inc. “In the meantime trading in the Class A and Class B warrants is not expected to be affected by this action.”

About Converted Organics Inc.
Converted Organics (NASDAQ:COIN), based in Boston, MA, is dedicated to producing valuable all-natural, organic soil amendment or fertilizer products through food waste recycling. The company uses proven, state-of-the-art technologies to create a product that helps grow healthier food and improve environmental quality. Converted Organics plans to sell and distribute its environmentally friendly fertilizer products in the retail, turf management, and agribusiness markets.

Converted Organics’ fertilizer products will be produced in both a dry pellet and liquid concentrate. Converted Organics’ products have been tested in numerous field trials for more than a dozen crops with the result that, on average, the net value of the farmer’s crop increased 11-16%, depending on the particular crop and product application. This is due, in part, to the disease suppression characteristics of the product, which reduce or eliminate the need for other costly, often toxic, crop protection applications. Increased use of nitrogen in commercial agriculture and turf grass applications, such as golf courses, has reduced the soil’s ability to absorb nitrogen and other nutrients. Using the products produced by Converted Organics helps restore the soil by replenishing these micronutrients. This reduces the amount of nitrogen required in a virtuous cycle that benefits from long-term use. As a result, use of the product will reduce chemical run-off to streams, ponds and rivers, an objective with significant long-term benefits to the environment.

The products have a long shelf life compared to many other organic fertilizers. In a number of lab and field trials, the liquid product has been shown to be effective in mitigating powdery mildew, a leaf fungus that effects most plants and grasses and restricts the flow of water and nutrients to the plant. The Company’s fertilizer products can be used on a stand-alone basis or in combination with more traditional fertilizers and crop protection products. Converted Organics expects to benefit from increased regulatory focus on organic waste processing and on environmentally friendly growing practices.

This press release contains forward-looking statements including forward-looking statements relating to the preparation, filing and effectiveness of the Post-Effective Amendment to the Registration Statement that facilitates the exercise by the public of the Class A Warrants and the Class B Warrants. Those forward-looking statements are subject to risks and uncertainties, and include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the prospectus, not all of which are known to the Company. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

SOURCE: Converted Organics Inc.

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CONTACT: PR Financial Marketing
Jim Blackman: 713-256-0369
jim@prfmonline.com